Forest City Reports Third-Quarter and Year-to-Date Financial Results

      CLEVELAND, Dec. 8 /PRNewswire-FirstCall/ -- Forest City Enterprises, Inc. (NYSE: FCEA and FCEB) today announced revenues, net earnings and EBDT for the third quarter and nine months ended October 31, 2008. (Logo:
http://www.newscom.com/cgi-bin/prnh/20080515/FRSTCTYLOGO )

      EBDT

      EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the third quarter was $44.1 million, or $0.42 per share, a 34.4 percent decrease on a per share basis compared with last year's third-quarter EBDT of $68.8 million, or $0.64 per share.

      For the quarter, pre-tax EBDT was favorably impacted by an increase from the Company's portfolio of rental properties of $10.4 million, as both new and mature properties, as well as military housing, experienced EBDT growth. In addition, pre-tax EBDT increased by $12.4 million as a result of lease termination fee income and early extinguishment of debt. These increases in EBDT from the portfolio were more than offset by a charge of $12.4 million (pre-tax) for an uncollectible obligation from Lehman Brothers, Inc. related to the Company's Stapleton project, and increased write-offs of abandoned development projects of $8.7 million (pre-tax). In addition, the year-over-year variance in pre-tax EBDT for the quarter was negatively impacted by a 2007 third-quarter gain of $7.7 million (pre-tax) on the sale of the Sterling Glen of Roslyn development project, with no corresponding gain in 2008, reduced EBDT of $3.7 million from outlot sales reported in the Company's Commercial segment, and a smaller tax benefit ($10.2 million) in the quarter compared with the third quarter of 2007.

      EBDT for the first nine months was $148.4 million or $1.39 per share, a
14.2 percent decrease on a per share basis compared with $174.5 million or $1.62 per share for the first nine months of 2007. The Company's portfolio of rental properties provided a pre-tax EBDT increase of $36.0 million, as both mature and new properties experienced EBDT growth, including increased pre-tax EBDT of $19.6 million from military housing. Pre-tax EBDT for the nine months also increased by $19.7 million as a result of lease termination fee income and early extinguishment of debt.

      Year-to-date EBDT was negatively impacted by:

      -- The previously mentioned $12.4 million charge related to Lehman Brothers, Inc., which is reported in the Company's Land segment. With the exception of that charge, results from the Company's Land segment had no material impact on EBDT results for the year to date or third quarter 2008, compared with the prior year;

      -- Increased project write-offs of $29.8 million (pre-tax) for the nine months, including $21.5 million for the first-quarter write-off of Summit at Lehigh Valley, a commercial development project with a housing component located in Allentown, Pennsylvania;

      -- A 2007 year-to-date gain on the sale of the Sterling Glen of Roslyn development project of $17.8 million (pre-tax) which did not recur in 2008; and

      -- Reporting a larger share of losses ($16.8 million pre-tax) for the NBA Nets basketball team compared with the prior year.

      The $12.4 million charge relates to a contract with Lehman Brothers under which Forest City was entitled to receive a fee from Lehman for the successful remarketing of bonds at the Company's Stapleton project. Given the Lehman bankruptcy filing, the Company has taken a charge for the full amount of the obligation. Forest City is not aware of any other material exposure resulting from Lehman Brothers' Chapter 11 filing.

      The increased loss from the Nets stems from the Company advancing capital to fund the team's operating losses on behalf of both itself and certain non-funding partners. While these advances receive preferential capital treatment, Forest City reports losses, including significant non-cash losses resulting from amortization, in excess of its 23 percent legal ownership. The overall operating loss for the team is comparable to the prior year.

      EBDT and EBDT per share are non-Generally Accepted Accounting Principle
(GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

      Net Earnings/Loss

      The fiscal third-quarter net loss was $18.5 million, or $0.18 per share, compared with a net loss of $10.8 million, or $0.11 per share, in the prior year. The net loss for the nine months was $67.1 million, or $0.65 per share, compared with net earnings of $39.8 million, or $0.38 per share, in 2007. In addition to being impacted by the factors affecting EBDT, the net earnings variance for the quarter was primarily due to significant gains recognized in 2007 from the sale of the majority of the Company's supported-living portfolio, with no comparable asset sales in 2008.

      Revenue

      Third-quarter 2008 consolidated revenues were $334.5 million compared with $333.6 million for the same period last year. Revenue performance for the quarter was flat compared with the prior year because increases from the rental properties portfolio were offset by decreased revenue from land and outlot sales. Nine-month 2008 revenues were $972.4 million compared with $889.6 million for the nine months ended October 31, 2007. The positive year-to-date revenue variance is primarily attributable to revenue growth from the Company's rental properties and military housing business.

      Discussion of Results and Strategy

      Charles A. Ratner, Forest City president and chief executive officer, commented on both the third-quarter and nine-month results, as well as the Company's strategy for addressing current economic and financial market conditions.

      "Despite the turmoil in the markets, the rental property business -- our commercial and residential portfolio, including military housing -- has shown solid performance, while our land business has reflected the continued weakness in the national market for single-family homes. In the third quarter, we saw the impact of financial and credit-market conditions on our results in the form of increased project write-offs and the charge related to the Lehman Brothers bankruptcy. As the ripple effects of the ongoing crisis further dampen the broader economy - now officially declared to be in recession - we expect overall conditions to become even more difficult before they get better.

      "In response, we have adopted and are implementing a comprehensive strategy to sustain and transform our business. That strategy has five primary elements:

      1. Significantly slowing nearly all longer-term development. We remain committed to projects already under construction and to key, high-profile developments in core markets. The project write-offs in the third quarter and year-to-date reflect a conscious effort to curtail other development in the near term. Despite this slowdown, we retain our core development capability as well as a reservoir of entitled opportunities where we can restart additional vertical development largely on our own schedule and with modest carrying costs. When conditions improve, we will be able to take advantage of these opportunities to drive future growth.

      2. Driving costs out of the business. As a result of reduced development activity, we have appropriately cut development overhead, while retaining a base of key talent. We have also announced workforce reductions across the organization to bring expenses in line with our outlook, and initiated efforts to consolidate and further streamline certain functional areas across the Company. We believe actions taken year-to-date will produce a savings of approximately $30 million in annualized cash outlays, some of which are capitalized to development projects, with further reductions anticipated.

      3. Accessing the equity value in our portfolio. Forest City has historically been an active seller of real estate as a means to 'recycle' capital. Over the past eight years, we have sold $1.7 billion in properties from our portfolio, resulting in more than $800 million for our business. Current market conditions make it much more difficult to execute sales. However, we believe the quality and diversity of our portfolio will create opportunities for selective asset sales and joint ventures as a means of generating incremental liquidity. We are actively pursuing these opportunities with a team of executives specifically focused on this challenge.

      4. Proactively managing debt maturities with a continued commitment to nonrecourse financing. Our in-house finance origination teams have consistently focused on building long-term relationships with lenders and exclusively using nonrecourse debt to fund property-level needs. Our continued access to financing demonstrates the strength of these relationships, and we believe current market conditions will highlight the significant benefits of nonrecourse financing. With this quarter's results, we have begun sharing a higher level of detail on the Company's upcoming loan maturities through additional exhibits in the Supplemental Package furnished to the SEC and available on the Company's website.

      5. Selectively taking advantage of opportunities created by market dislocations. We believe that our track record and extensive relationships with tenants, financial institutions, communities and industry partners will bring us opportunities as a result of the dislocations in the real estate and capital markets. We have already been approached to help fix 'broken' development deals, participate in the purchase of deeply discounted project debt, and review distressed seller situations. To date we have taken action on very few of these opportunities, and we believe the risk-adjusted returns need to be extraordinary before we will consider committing incremental capital.


      "These actions are a prudent response to current economic and financial-market conditions and will position Forest City not only to weather this period of turmoil, but to emerge stronger and return to a growth path more quickly when conditions improve. In the near term, the net effect of these actions will be to transition the Company from a mixed development-and-operating business to one primarily focused on operations. The performance of our rental properties portfolio, including both new openings and mature properties, continues to provide a solid base for the Company.

      "In addition to these other measures, and as announced separately by the Company this morning, our Board of Directors has voted to suspend quarterly cash dividends on our Class A and Class B common stock (effective following the dividend payable on December 15, 2008) in order to increase liquidity."

      NOI, Occupancies, Rent

      Overall comparable property net operating income (NOI) for the third quarter increased 1.3 percent compared with the same period a year ago. The retail portfolio increased 1.4 percent while office increased 1.3 percent. The residential portfolio was down 0.5 percent. Year-to-date 2008 comparable NOI increased 1.8 percent overall, with increases of 2.5 percent for retail, 1.3 percent for office, and 1.5 percent for residential. Comparable property NOI, generally defined as NOI from properties operated in both 2008 and 2007, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

      Comparable retail occupancies decreased to 92.5 percent in 2008 compared with 93.3 percent in 2007, and regional mall sales averaged $452 per square foot, on a rolling 12-month basis. Comparable office occupancies increased to
91.0 percent in 2008 compared with 89.4 percent last year. Comparable occupancies in the residential business decreased to 92.3 percent compared with
93.9 percent in the prior year.

      Debt Maturities and Financing Activity Update

      During the third quarter, Forest City continued to successfully secure financing for its projects.

      In September, the Company closed on $250 million in construction financing for the initial phase of its Waterfront Station redevelopment in Southwest Washington, D.C. The loan funds the project's first two buildings, totaling 628,000 square feet, which are 98 percent leased.

      Forest City also recently completed three other major, nonrecourse financing transactions, totaling more than $167 million. Two of those financings closed in the third quarter: a $24.9 million refinancing of 91 Sidney, an apartment community at the University Park at MIT mixed-use development in Cambridge, Massachusetts and a $67.5 million construction financing for Presidio, an adaptive re-use apartment community at the foot of the Golden Gate Bridge in San Francisco. The third transaction, a $75 million construction loan for expansion at The Promenade retail center in Temecula, California, closed at the beginning of the Company's fourth quarter.

      "Closing these transactions in the midst of current conditions is a testament to the strength of these projects and to Forest City's sponsorship," Ratner said. "These transactions highlight our track record of long-term value creation, and the strong relationships we have enjoyed with our lenders for many years."

      During the first nine months of 2008, Forest City closed on transactions totaling $1.9 billion in nonrecourse mortgage financings. As of October 31, 2008, the Company's weighted average cost of mortgage debt decreased to 5.58 percent from 6.06 percent the prior year, primarily due to a decrease in variable interest rates. The majority of the Company's mortgage debt is fixed-rate and maturities are well-staggered. Details on the Company's debt maturities are included in the Supplemental Package included with this press release.

      Openings and Projects Under Construction

      Through the first nine months of 2008, Forest City opened seven projects and acquired three, representing $788.7 million of cost at the Company's pro-rata share and $677.6 million at full consolidation. Four additional projects under construction are scheduled to open before the end of the year, which would bring total openings and acquisitions for fiscal 2008 to $909.9 million of cost at the Company's pro-rata share and $754.0 million at full consolidation.

      During the third quarter, the Company opened two retail centers. White Oak Village, a $68.2 million, 800,000-square-foot retail center near Richmond, Virginia, opened approximately 92 percent leased, with JCPenney, Lowe's, Sam's Club and Target as the anchors. The Shops at Wiregrass is a $150.8 million, 642,000-square-foot lifestyle center near Tampa, Florida. It is anchored by Macy's, Dillard's and JCPenney, and is leased at 80 percent.

      At the mixed-use Mesa del Sol in Albuquerque, New Mexico, Forest City expects to complete the first phase of a 210,000-square-foot operations center fully leased to a unit of Fidelity Investments, and a 74,000-square-foot town center during the fourth quarter. To date, the Company has purchased approximately 3,100 acres of land for this project and a total of more than 1 million square feet of space is either built and occupied, under construction, or under contract.

      At the end of the third quarter, Forest City's pipeline included 12 projects under construction, representing a total cost of $2.2 billion of cost at the Company's pro-rata share ($2.0 billion on a full consolidation basis). Four projects under construction are scheduled to open during 2009, representing $547.1 million at the Company's share ($269.7 million on a full consolidation basis). See the schedule included in this news release for additional information on individual projects under construction.

      Commenting on construction and development activity, Ratner added, "We are focused on completing these projects and bringing them online as contributors to our results. However, as stated previously, until the financing environment and tenant interest return to more normal levels, there will be a dramatic reduction in development activity going forward."

      During the third quarter and early in the fourth quarter, several important milestones were reached related to the Company's Atlantic Yards project in Brooklyn. In one of the two remaining legal challenges to the project, the New York State Appellate Court in September established an expedited briefing schedule that requires the case to be fully briefed by year-end 2008, with a hearing in the first quarter of 2009. In October, the Internal Revenue Service issued new regulations which confirm that the project is eligible to receive tax-exempt financing. And, in November, Barclays reaffirmed its ongoing commitment to the project as the naming-rights sponsor for the Frank Gehry-designed Barclays Center arena, the future home of the NBA Nets basketball team.

      Outlook

      Commenting on the Company's outlook, Ratner said, "Clearly, current global economic conditions have no real historic precedents, and it remains our expectation that conditions will worsen before they improve.

      "Nonetheless, we believe our fundamental strategies of product and market diversification, the use of nonrecourse financing as our primary source of capital, and adherence to the core values that have always guided our actions as a Company, will enable Forest City to rise to the challenges of the current environment.

      "Together with the experience and talent of our management team, the quality of our asset base, and the near-term strategies we have implemented to sustain and transform our business, we are confident that we will emerge not just as a survivor, but as a stronger organization."

      Corporate Description

      Forest City Enterprises, Inc. is a $10.9 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

      Supplemental Package

      Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended October 31, 2008, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

      EBDT

      The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

      The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

      EBDT is defined as net earnings excluding the following items: i) gain
(loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Operations; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and
vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

      EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

      Pro-Rata Consolidation Method

      This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities, even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

      Safe Harbor Language

      Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, general real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the impact of current market volatility on our development pipeline, liquidity and ability to finance projects, dependence on rental income from real property, reliance on major tenants, the effect of economic and market conditions on a nationwide basis as well as in our primary markets, vacancies in our properties, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, department store consolidations, international activities, the impact of terrorist acts, risks associated with an investment in and operation of a professional sports team, conflicts of interests, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, the continued availability of tax-exempt government financing, effects of uninsured or underinsured losses, environmental liabilities, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, changes in market conditions, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.

      Forest City Enterprises, Inc. and Subsidiaries Financial Highlights Nine Months Ended October 31, 2008 and 2007 (dollars in thousands, except per share data)

                                      Three Months Ended,        Increase
                                           October 31,          (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================
    Operating Results:
    Earnings (loss) from continuing
     operations                        $(18,534)    $(11,414)  $(7,120)
    Discontinued operations, net of
     tax and minority interest (1)          -            640      (640)
                                    ------------------------  ----------------
    Net Earnings (loss)                $(18,534)    $(10,774)  $(7,760)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2)                   $44,138      $68,795  $(24,657)(35.8%)
                                    ========================  ================

    Reconciliation of Net Earnings
     to Earnings Before
     Depreciation, Amortization and
     Deferred Taxes (EBDT) (2):

      Net Earnings (loss)              $(18,534)    $(10,774)  $(7,760)

      Depreciation and amortization
       - Real Estate Groups (7)          69,679       58,559    11,120

      Amortization of mortgage
       procurement costs - Real
       Estate Groups (7)                  3,218        3,526      (308)

      Deferred income tax expense -
       Real Estate Groups (8)            (5,546)      (1,456)   (4,090)

      Deferred income tax expense
       (benefit) - Non-Real Estate
       Groups: (8)
            Gain on disposition of
             other investments              -            -         -

      Current income tax expense on
       non-operating earnings: (8)
            Gain on disposition of
             other investments              -             66       (66)
            Gain on disposition
             included in discontinued
             operations                     -         18,746   (18,746)
            Gain on disposition of
             equity method rental
             properties                    (833)         -        (833)

    Straight-line rent adjustment (3)    (4,523)      (1,668)   (2,855)

    Preference payment (6)                  877          937       (60)

    Preferred return on disposition         -            -         -

    Provision for decline in real
     estate                                 -            -         -

    Provision for decline in real
     estate of equity method rental
     properties                             -            -         -

    Gain on disposition of equity
     method rental properties              (200)         -        (200)

    Gain on disposition of other
     investments                            -           (172)      172

    Discontinued operations: (1)
            Gain on disposition of
             rental properties              -          1,031    (1,031)
                                    ------------------------  ----------------

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                   $44,138      $68,795  $(24,657)(35.8%)
                                    ========================  ================

    Diluted Earnings per Common
     Share:

    Earnings (loss) from continuing
     operations                          $(0.18)      $(0.11)   $(0.07)
    Discontinued operations, net of
     tax and minority interest (1)          -            -         -
                                    ------------------------  ----------------
    Net earnings (loss) (5)              $(0.18)      $(0.11)   $(0.07)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2) (4)                 $0.42        $0.64    $(0.22)(34.4%)
                                    ========================  ================

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                            $(0.14)      $(0.08)   $(0.06)

    Provision for decline in real
     estate, net of tax                     -            -         -

    Gain on disposition of rental
     properties and other
     investments, net of tax                -          (0.01)     0.01

    Minority interest                     (0.04)       (0.02)    (0.02)
                                    ------------------------  ----------------

    Net earnings (loss) (5)              $(0.18)      $(0.11)   $(0.07)
                                    ========================  ================

    Basic weighted average shares
     outstanding (4)                102,845,434  102,330,172   515,262
                                    ========================  ================

    Diluted weighted average shares
     outstanding (4)                106,914,319  107,587,318  (672,999)
                                    ========================  ================

                                        Nine Months Ended,        Increase
                                           October 31,           (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================

    Operating Results:
    Earnings (loss) from
     continuing operations             $(72,478)    $(24,894) $(47,584)
    Discontinued operations, net
     of tax and minority interest(1)      5,363       64,714   (59,351)
                                    ------------------------  ----------------
    Net Earnings (loss)                $(67,115)     $39,820 $(106,935)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                  $148,435     $174,530  $(26,095)(15.0%)
                                    ========================  ================

    Reconciliation of Net Earnings
     to Earnings Before
     Depreciation, Amortization and
     Deferred Taxes (EBDT) (2):

      Net Earnings (loss)              $(67,115)     $39,820 $(106,935)

      Depreciation and
       amortization - Real Estate
       Groups (7)                       214,037      185,558    28,479

      Amortization of mortgage
       procurement costs - Real
       Estate Groups (7)                 10,009        9,983        26

      Deferred income tax expense
       - Real Estate Groups (8)          (4,758)      21,581   (26,339)

      Deferred income tax expense
       (benefit) - Non-Real Estate
       Groups: (8)
            Gain on disposition of
             other investments               58          (57)      115

      Current income tax expense
       on non-operating earnings: (8)
            Gain on disposition of
             other investments              -            290      (290)
            Gain on disposition
             included in
             discontinued
             operations                     -         26,834   (26,834)
            Gain on disposition of
             equity method rental
             properties                     506          -         506

    Straight-line rent adjustment (3)    (3,422)      (9,288)    5,866

    Preference payment (6)                2,744        2,771       (27)

    Preferred return on disposition         208        5,034    (4,826)

    Provision for decline in real
     estate                                 365          -         365

    Provision for decline in real
     estate of equity method
     rental properties                    5,661          -       5,661

    Gain on disposition of equity
     method rental properties            (1,081)      (2,106)    1,025

    Gain on disposition of other
     investments                           (150)        (603)      453

    Discontinued operations: (1)
            Gain on disposition of
             rental properties           (8,627)    (105,287)   96,660
                                    ------------------------  ----------------

    Earnings Before Depreciation,
     Amortization and  Deferred
     Taxes (EBDT) (2)                  $148,435     $174,530  $(26,095)(15.0%)
                                    ========================  ================

    Diluted Earnings per Common
     Share:

    Earnings (loss) from
     continuing operations               $(0.70)      $(0.24)   $(0.46)
    Discontinued operations, net
     of tax and minority interest (1)      0.05         0.62     (0.57)
                                    ------------------------  ----------------
    Net earnings (loss) (5)              $(0.65)       $0.38    $(1.03)
                                    ========================  ================

    Earnings Before Depreciation,
     Amortization and Deferred
     Taxes (EBDT) (2) (4)                 $1.39        $1.62    $(0.23)(14.2%)
                                    ========================  ================

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                            $(0.57)      $(0.13)   $(0.44)

    Provision for decline in real
     estate, net of tax                   (0.04)         -       (0.04)

    Gain on disposition of rental
     properties and other
     investments, net of tax               0.06         0.61     (0.55)

    Minority interest                     (0.10)       (0.10)      -
                                    ------------------------  ----------------

    Net earnings (loss) (5)              $(0.65)       $0.38    $(1.03)
                                    ========================  ================

    Basic weighted average shares
     outstanding (4)                102,714,757  102,189,119   525,638
                                    ========================  ================

    Diluted weighted average
     shares outstanding (4)         107,113,883  107,680,044  (566,161)
                                    ========================  ================

                  Forest City Enterprises, Inc. and Subsidiaries
                               Financial Highlights
                   Nine Months Ended October 31, 2008 and 2007
                              (dollars in thousands)

                                      Three Months Ended,        Increase
                                           October 31,          (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================
    Operating Earnings (a
     non-GAAP financial measure)
     and Reconciliation to Net
     Earnings:
    Revenues from real estate
     operations
      Commercial Group                 $248,642     $239,039    $9,603
      Residential Group                  75,625       81,170    (5,545)
      Land Development Group             10,263       13,417    (3,154)
      Corporate Activities                    -            -         -
                                    ------------------------  ----------------
           Total Revenues               334,530      333,626       904    0.3%

    Operating expenses                 (200,857)    (201,274)      417
    Interest expense                    (98,544)     (88,241)  (10,303)
    Gain (loss) on early
     extinguishment of debt               4,181       (4,719)    8,900
    Amortization of mortgage
     procurement costs (7)               (2,944)      (3,568)      624
    Depreciation and amortization (7)   (65,443)     (54,414)  (11,029)
    Interest and other income             6,789       17,544   (10,755)
    Equity in earnings of
     unconsolidated entities             (3,198)      (6,526)    3,328
    Provision for decline in real
     estate of equity method rental
     properties                               -            -         -
    Gain on disposition of equity
     method rental properties              (200)           -      (200)
    Preferred Return on Disposition           -            -         -
    Revenues and interest income
     from discontinued operations (1)         -        1,544    (1,544)
    Expenses from Discontinued
     Operations (1)                           -          531      (531)
                                    ------------------------  ----------------

    Operating earnings (loss) (a
     non-GAAP financial measure)        (25,686)      (5,497)  (20,189)
                                    ------------------------  ----------------

    Income tax expense (8)               11,414       (1,706)   13,120
    Income tax expense from
     discontinued operations (1) (8)          -         (404)      404
    Income tax expense on
     non-operating earnings items
     (see below)                             78         (332)      410
                                    ------------------------  ----------------

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                           (14,194)      (7,939)   (6,255)
                                    ------------------------  ----------------

    Provision for decline in real
     estate                                   -            -         -

    Provision for decline in real
     estate of equity method rental
     properties                               -            -         -

    Gain on disposition of equity
     method rental properties               200            -       200

    Preferred Return on Disposition           -            -         -

    Gain on disposition of other
     investments                              -          172      (172)

    Gain on disposition of rental
     properties included in
     discontinued operations (1)              -       (1,031)    1,031

    Income tax benefit (expense)
     on non-operating earnings: (8)
         Provision for decline in
          real estate                         -            -         -
         Provision for decline in
          real estate of equity
          method rental properties            -            -         -
         Gain on disposition of
          other investments                   -          (66)       66
         Gain on disposition of
          equity method rental
          properties                        (78)           -       (78)
         Gain on disposition of
          rental properties included
          in discontinued operations          -          398      (398)
                                    ------------------------  ----------------
    Income tax expense on
     non-operating earnings (see
     above)                                 (78)         332      (410)
                                    ------------------------  ----------------

    Minority interest in continuing
     operations                          (4,462)      (2,308)   (2,154)

    Minority interest in discontinued
     operations: (1)
         Operating earnings                   -            -         -
         Gain on disposition of
          rental properties                   -            -         -
                                    ------------------------  ----------------
                                              -            -         -
                                    ------------------------  ----------------

    Minority interest                    (4,462)      (2,308)   (2,154)
                                    ------------------------  ----------------

    Net earnings (loss)                $(18,534)    $(10,774)  $(7,760)
                                    ========================  ================

                                        Nine Months Ended,        Increase
                                           October 31,           (Decrease)
                                    ------------------------  ----------------
                                         2008         2007     Amount  Percent
                                    ========================  ================
    Operating Earnings (a non-GAAP
     financial measure) and
     Reconciliation to Net Earnings:
    Revenues from real estate
     operations
      Commercial Group                 $718,949     $652,792   $66,157
      Residential Group                 229,622      198,029    31,593
      Land Development Group             23,844       38,756   (14,912)
      Corporate Activities                    -            -         -
                                    ------------------------  ----------------
           Total Revenues               972,415      889,577    82,838    9.3%

    Operating expenses                 (594,623)    (547,052)  (47,571)
    Interest expense                   (264,265)    (237,748)  (26,517)
    Gain (loss) on early
     extinguishment of debt              (1,050)      (8,903)    7,853
    Amortization of mortgage
     procurement costs (7)               (9,051)      (8,971)      (80)
    Depreciation and amortization (7)  (202,290)    (169,942)  (32,348)
    Interest and other income            28,077       52,366   (24,289)
    Equity in earnings of
     unconsolidated entities            (18,422)       2,608   (21,030)
    Provision for decline in real
     estate of equity method rental
     properties                           5,661            -     5,661
    Gain on disposition of equity
     method rental properties            (1,081)      (2,106)    1,025
    Preferred Return on Disposition         208        5,034    (4,826)
    Revenues and interest income
     from discontinued operations (1)       741       26,352   (25,611)
    Expenses from Discontinued
     Operations (1)                        (628)     (26,173)   25,545
                                    ------------------------  ----------------

    Operating earnings (loss) (a
     non-GAAP financial measure)        (84,308)     (24,958)  (59,350)
                                    ------------------------  ----------------

    Income tax expense (8)               27,270       12,943    14,327
    Income tax expense from
     discontinued operations (1) (8)     (3,377)     (40,752)   37,375
    Income tax expense on
     non-operating earnings items
     (see below)                          1,401       39,785   (38,384)
                                    ------------------------  ----------------

    Operating earnings (loss), net
     of tax (a non-GAAP financial
     measure)                           (59,014)     (12,982)  (46,032)
                                    ------------------------  ----------------

    Provision for decline in real
     estate                                (365)           -      (365)

    Provision for decline in real
     estate of equity method rental
     properties                          (5,661)           -    (5,661)

    Gain on disposition of equity
     method rental properties             1,081        2,106    (1,025)

    Preferred Return on Disposition        (208)      (5,034)    4,826

    Gain on disposition of other
     investments                            150          603      (453)

    Gain on disposition of rental
     properties included in
     discontinued  operations (1)         8,627      105,287   (96,660)

    Income tax benefit (expense) on
     non-operating earnings: (8)
         Provision for decline in
          real estate                       141            -       141
         Provision for decline in
          real estate of equity
          method rental properties        2,187            -     2,187
         Gain on disposition of
          other investments                 (58)        (233)      175
         Gain on disposition of
          equity method rental
          properties                       (338)       1,131    (1,469)
         Gain on disposition of
          rental properties included
          in discontinued operations     (3,333)     (40,683)   37,350
                                    ------------------------  ----------------
    Income tax expense on
     non-operating earnings (see
     above)                              (1,401)     (39,785)   38,384
                                    ------------------------  ----------------

    Minority interest in continuing
     operations                         (10,324)     (10,375)       51

    Minority interest in
     discontinued operations: (1)
         Operating earnings                   -            -         -
         Gain on disposition of
          rental properties                   -            -         -
                                    ------------------------  ----------------
                                              -            -         -
                                    ------------------------  ----------------

    Minority interest                   (10,324)     (10,375)       51
                                    ------------------------  ----------------

    Net earnings (loss)                $(67,115)     $39,820 $(106,935)
                                    ========================  ================

                 Forest City Enterprises, Inc. and Subsidiaries
                              Financial Highlights
                   Nine Months Ended October 31, 2008 and 2007
                                 (in thousands)

    1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties that have been sold or are held for sale are reported as discontinued operations.

    2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings;
       v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

    3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

    4) For the three and nine months ended October 31, 2008, the effect of 4,068,885 and 4,399,126 shares respectively of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and nine months ended October 31, 2008, diluted weighted average shares outstanding were used to arrive at $0.42/share and $1.39/share, respectively.)

       For the three and nine months ended October 31, 2007, the effect of 5,257,146 and 5,490,925 shares respectively of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and nine months ended October 31, 2007, diluted weighted average shares outstanding of 107,587,318 and 107,680,044 were used to arrive at $0.64/share and $1.62/share, respectively.)

    5) For the nine months ended October 31, 2007, $595,000 of net earnings is allocated to participating securities under EITF 03-6 "Participating Securities and the Two-Class Method under FASB 128". As a result, the net earnings for purposes of calculating basic and diluted EPS is $39,225,000.

    6) The preference payment represents the respective period's share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner's minority interests in the Forest City Ratner Company portfolio.

    7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                                         Depreciation and   Depreciation and
                                           Amortization       Amortization
                                        ------------------  -----------------
                                        Three Months Ended Nine Months Ended
                                           October 31,        October 31,
                                        ------------------  -----------------
                                          2008     2007      2008      2007
                                        ==================  =================

         Full Consolidation              $65,443  $54,414  $202,290  $169,942
         Non-Real Estate                  (3,119)  (3,411)   (9,940)   (7,430)
                                        ------------------  -----------------
         Real Estate Groups Full
          Consolidation                   62,324   51,003   192,350   162,512
         Real Estate Groups related to
          minority interest               (1,044)  (2,343)   (3,575)   (6,168)
         Real Estate Groups Equity
          Method                           8,399    9,892    25,167    27,273
         Real Estate Groups Discontinued
          Operations                           -        7        95     1,941
                                        ------------------  -----------------
         Real Estate Groups Pro-Rata
          Consolidation                  $69,679  $58,559  $214,037  $185,558
                                        ==================  =================


                                          Amortization of    Amortization of
                                              Mortgage          Mortgage
                                         Procurement Costs  Procurement Costs
                                        ------------------  -----------------
                                         Three Months Ended Nine Months Ended
                                            October 31,        October 31,
                                        ------------------  -----------------
                                           2008     2007      2008     2007
                                        ==================  =================

         Full Consolidation                $2,944   $3,568    $9,051   $8,971
         Non-Real Estate                        -        -         -        -
                                        ------------------  -----------------
         Real Estate Groups Full
          Consolidation                     2,944    3,568     9,051    8,971
         Real Estate Groups related to
          minority interest                  (114)    (195)     (383)    (616)
         Real Estate Groups Equity Method     388      142     1,330    1,548
         Real Estate Groups Discontinued
          Operations                            -       11        11       80
                                        ------------------  -----------------
         Real Estate Groups Pro-Rata
          Consolidation                    $3,218   $3,526   $10,009   $9,983
                                        ==================  =================

                 Forest City Enterprises, Inc. and Subsidiaries
                              Financial Highlights
                   Nine Months Ended October 31, 2008 and 2007
                                 (in thousands)

                                       Three Months Ended   Nine Months Ended
                                           October 31,         October 31,
                                       ------------------- -------------------
                                         2008      2007      2008      2007
                                       ------------------- -------------------
    8) The following table provides
       detail of Income Tax Expense
       (Benefit):                        (in thousands)      (in thousands)

         (A) Operating earnings
                    Current             $(3,556) $(16,419) $(15,067) $(16,564)
                    Deferred             (7,936)   18,059   (10,271)    4,519
                                       ------------------- -------------------
                                        (11,492)    1,640   (25,338)  (12,045)
                                       ------------------- -------------------

         (B) Provision for decline in
             real estate
                    Deferred                  -         -      (141)        -
                    Deferred - Equity
                     method investment        -         -    (2,187)        -
                                       ------------------- -------------------
                       Subtotal               -         -    (2,328)        -
                                       ------------------- -------------------

         (C) Gain on disposition of
             other investments
                    Current - Non-Real
                     Estate Groups            -        66         -       290
                    Deferred - Non-
                     Real Estate
                     Groups                   -         -        58       (57)
                                       ------------------- -------------------
                                              -        66        58       233
                                       ------------------- -------------------
         (D) Gain on disposition of
             equity method rental
             properties
                    Current                (833)        -       506         -
                    Deferred                911         -      (168)   (1,131)
                                       ------------------- -------------------
                                             78         -       338    (1,131)
                                       ------------------- -------------------

             Subtotal (A) (B) (C) (D)
                    Current              (4,389)  (16,353)  (14,561)  (16,274)
                    Deferred             (7,025)   18,059   (12,709)    3,331
                                       ------------------- -------------------
                    Income tax expense  (11,414)    1,706   (27,270)  (12,943)
                                       ------------------- -------------------

         (E) Discontinued operations
                    Operating earnings
                    Current                   -       781    (1,119)   (1,567)
                    Deferred                  -        21     1,163     1,636
                                       ------------------- -------------------
                                              -       802        44        69

                    Gain on disposition
                     of rental
                     properties
                    Current                   -    18,746         -    26,834
                    Deferred                  -   (19,144)    3,333    13,849
                                       ------------------- -------------------
                                              -      (398)    3,333    40,683
                                       ------------------- -------------------
                                              -       404     3,377    40,752
                                       ------------------- -------------------

             Grand Total  (A) (B)
              (C) (D) (E)
                    Current              (4,389)    3,174   (15,680)    8,993
                    Deferred             (7,025)   (1,064)   (8,213)   18,816
                                       ------------------- -------------------
                                       $(11,414)   $2,110  $(23,893)  $27,809
                                       ------------------- -------------------

             Recap of Grand Total:
               Real Estate Groups
                    Current             (10,642)   11,313      (570)   24,287
                    Deferred             (5,546)   (1,456)   (4,758)   21,581
                                       ------------------- -------------------
                                        (16,188)    9,857    (5,328)   45,868
               Non-Real Estate
                Groups
                    Current               6,253    (8,139)  (15,110)  (15,294)
                    Deferred             (1,479)      392    (3,455)   (2,765)
                                       ------------------- -------------------
                                          4,774    (7,747)  (18,565)  (18,059)
                                       ------------------- -------------------
               Grand Total             $(11,414)   $2,110  $(23,893)  $27,809
                                       =================== ===================

     Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands):

                                    Three Months Ended October 31, 2008
                              ------------------------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                               (GAAP)   Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real
      estate operations         $334,530  $16,129   $87,802      $-  $406,203
     Exclude straight-line
      rent adjustment (1)         (6,110)       -         -       -    (6,110)
                                 --------------------------------------------
     Adjusted revenues           328,420   16,129    87,802       -   400,093

     Operating expenses          200,857    7,295    66,096       -   259,658
     Add back non-Real Estate
      depreciation and
      amortization (b)             3,119        -     1,326       -     4,445
     Add back amortization of
      mortgage procurement
      costs for non-Real
      Estate Groups (d)                -        -        64       -        64
     Exclude straight-line
      rent adjustment (2)         (1,587)       -         -       -    (1,587)
     Exclude preference
      payment                       (877)       -         -       -      (877)
                                 --------------------------------------------
     Adjusted operating
      expenses                   201,512    7,295    67,486       -   261,703

     Add interest and other
      income                       6,789      293       602       -     7,098
     Add equity in earnings
      (loss) of unconsolidated
      entities                    (3,198)     110     3,925       -       617
     Remove gain on disposition
      recorded on equity method     (200)       -       200       -         -
     Add back equity method
      depreciation and
      amortization expense
      (see below)                  8,787        -    (8,787)      -         -
                                 --------------------------------------------

     Net Operating Income        139,086    9,237    16,256       -   146,105

     Interest expense            (98,544)  (3,617)  (16,227)      -  (111,154)

     Gain (loss) on early
      extinguishment of debt       4,181        -       (29)      -     4,152

     Equity in earnings (loss)
      of unconsolidated entities   3,198     (110)   (3,925)      -      (617)

     Gain on disposition of
      equity method rental
      properties                     200        -         -       -       200

     Equity method depreciation
      and amortization expense
      (see above)                 (8,787)       -     8,787       -         -

     Gain (loss) on disposition
      of rental properties and
      other investments                -        -         -       -         -

     Depreciation and
      amortization - Real
      Estate Groups (a)          (62,324)  (1,044)   (8,399)      -   (69,679)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)           (2,944)    (114)     (388)      -    (3,218)

     Straight-line rent
      adjustment (1) + (2)         4,523        -         -       -     4,523

     Preference payment             (877)       -         -       -      (877)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes               (22,288)   4,352    (3,925)      -   (30,565)

     Income tax provision         11,414        -         -       -    11,414
     Minority Interest            (4,462)  (4,462)        -       -         -
     Equity in earnings (loss)
      of unconsolidated
      entities                    (3,198)     110     3,925       -       617
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (18,534)       -         -       -   (18,534)

     Discontinued operations,
      net of tax                       -        -         -       -         -
                                 --------------------------------------------

     Net loss                   $(18,534)      $-        $-      $-  $(18,534)
                                 ============================================


     (a) Depreciation and
         amortization - Real
         Estate Groups           $62,324   $1,044    $8,399      $-   $69,679
     (b) Depreciation and
         amortization - Non-Real
         Estate                    3,119        -     1,326       -     4,445
                                 --------------------------------------------
         Total depreciation
         and amortization        $65,443   $1,044    $9,725      $-   $74,124
                                 ============================================

     (c) Amortization of
         mortgage procurement
         costs - Real Estate
         Groups                   $2,944     $114      $388      $-    $3,218
     (d) Amortization of
         mortgage procurement
         costs - Non-Real
         Estate                        -        -        64       -        64
                                 --------------------------------------------
         Total amortization of
         mortgage procurement
         costs                    $2,944     $114      $452      $-    $3,282
                                 ============================================

                                   Three Months Ended October 31, 2007
                              ------------------------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                               (GAAP)   Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real
      estate operations         $333,626  $20,678   $84,006  $1,002  $397,956
     Exclude straight-line
      rent adjustment (1)         (3,148)       -         -       -    (3,148)
                                 --------------------------------------------
     Adjusted revenues           330,478   20,678    84,006   1,002   394,808

     Operating expenses          201,274   13,439    59,298    (845)  246,288
     Add back non-Real Estate
      depreciation and
      amortization (b)             3,411        -     3,754       -     7,165
     Add back amortization of
      mortgage procurement
      costs for non-Real Estate
      Groups (d)                       -        -        72       -        72
     Exclude straight-line rent
      adjustment (2)              (1,480)       -         -       -    (1,480)
     Exclude preference payment     (937)       -         -       -      (937)
                                 --------------------------------------------
     Adjusted operating expenses 202,268   13,439    63,124    (845)  251,108

     Add interest and other
      income                      17,544      438     2,307     542    19,955
     Add equity in earnings
      (loss) of unconsolidated
      entities                    (6,526)     112     5,987       -      (651)
     Remove gain on disposition
      recorded on equity method        -        -         -       -         -
     Add back equity method
      depreciation and
      amortization expense (see
      below)                      10,034        -   (10,034)      -         -
                                 --------------------------------------------
     Net Operating Income        149,262    7,789    19,142   2,389   163,004

     Interest expense            (88,241)  (2,514)  (19,137)   (296) (105,160)

     Gain (loss) on early
      extinguishment of debt      (4,719)    (429)       (5)      -    (4,295)

     Equity in earnings (loss)
      of unconsolidated entities   6,526     (112)   (5,987)      -       651

     Gain on disposition of
      equity method rental
      properties                       -        -         -       -         -

     Equity method depreciation
      and amortization expense
      (see above)                (10,034)       -    10,034       -         -

     Gain (loss) on disposition
      of rental properties and
      other investments              172        -         -  (1,031)     (859)

     Depreciation and
      amortization - Real Estate
      Groups (a)                 (51,003)  (2,343)   (9,892)     (7)  (58,559)

     Amortization of mortgage
      procurement costs - Real
      Estate Groups (c)           (3,568)    (195)     (142)    (11)   (3,526)

     Straight-line rent
      adjustment (1) + (2)         1,668        -         -       -     1,668

     Preference payment             (937)       -         -       -      (937)
                                 --------------------------------------------
     Earnings (loss) before
      income taxes                  (874)   2,196    (5,987)  1,044    (8,013)

     Income tax provision         (1,706)       -         -    (404)   (2,110)
     Minority Interest            (2,308)  (2,308)        -       -         -
     Equity in earnings (loss)
      of unconsolidated entities  (6,526)     112     5,987       -      (651)
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (11,414)       -         -     640   (10,774)

     Discontinued operations,
      net of tax                     640        -         -    (640)        -
                                 --------------------------------------------
     Net loss                   $(10,774)      $-        $-      $-  $(10,774)
                                 ============================================

     (a) Depreciation and
         amortization - Real
         Estate Groups           $51,003   $2,343    $9,892      $7   $58,559
     (b) Depreciation and
         amortization - Non-Real
         Estate                    3,411        -     3,754       -     7,165
                                 --------------------------------------------
         Total depreciation
         and amortization        $54,414   $2,343   $13,646      $7   $65,724
                                 ============================================

     (c) Amortization of
         mortgage procurement
         costs - Real Estate
         Groups                   $3,568     $195      $142     $11    $3,526
     (d) Amortization of
         mortgage procurement
         costs - Non-Real
         Estate                        -        -        72       -        72
                                 --------------------------------------------
         Total amortization of
         mortgage procurement
         costs                    $3,568     $195      $214     $11    $3,598
                                 ============================================

     Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss)
     (GAAP) (in thousands):

                                    Nine Months Ended October 31, 2008
                              ------------------------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                               (GAAP)   Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real
      estate operations         $972,415  $47,695  $287,144   $706 $1,212,570
     Exclude straight-line
      rent adjustment (1)         (8,202)       -         -      -     (8,202)
                                 --------------------------------------------
     Adjusted revenues           964,213   47,695   287,144    706  1,204,368

     Operating expenses          594,623   24,338   211,607     287   782,179
     Add back non-Real Estate
      depreciation and
      amortization (b)             9,940        -    14,765       -    24,705
     Add back amortization of
      mortgage procurement
      costs for non-Real
      Estate Groups (d)                -        -       169       -       169
     Exclude straight-line
      rent adjustment (2)         (4,780)       -         -       -    (4,780)
     Exclude preference
      payment                     (2,744)       -         -       -    (2,744)
                                 --------------------------------------------
     Adjusted operating
      expenses                   597,039   24,338   226,541     287   799,529

     Add interest and other
      income                      28,077    1,420     3,685      35    30,377
     Add equity in earnings
      (loss) of
      unconsolidated entities    (18,422)     (17)   19,455       -     1,050
     Remove gain on
      disposition recorded on
      equity method               (1,081)       -     1,081       -         -
     Add back provision for
      decline in real estate
      of equity method rental
      properties                   5,661        -    (5,661)      -         -
     Add back equity method
      depreciation and
      amortization expense
      (see below)                 26,497        -   (26,497)      -         -
                                 --------------------------------------------

     Net Operating Income        407,906   24,760    52,666     454   436,266

     Interest expense           (264,265) (10,359)  (52,407)   (235) (306,548)

     Loss on early extinguishment
      of debt                     (1,050)    (119)      (51)      -      (982)

     Equity in earnings
      (loss) of unconsolidated
       entities                   18,422       17   (19,455)      -    (1,050)

     Gain on disposition of
      equity method rental
      properties                   1,081        -         -       -     1,081

     Provision for decline in
      real estate of equity
      method properties           (5,661)       -         -       -    (5,661)

     Equity method
      depreciation and
      amortization expense
      (see above)                (26,497)       -    26,497       -         -

     Gain on disposition of
      rental properties and
      other investments              150        -         -   8,627     8,777

     Preferred return on
      disposition                      -        -      (208)      -      (208)

     Provision for decline in
      real estate                   (365)       -         -       -      (365)

     Depreciation and
      amortization - Real
      Estate Groups (a)         (192,350)  (3,575)  (25,167)    (95) (214,037)

     Amortization of mortgage
      procurement costs -
      Real Estate Groups (c)      (9,051)    (383)   (1,330)    (11)  (10,009)

     Straight-line rent
      adjustment (1) + (2)         3,422        -         -       -     3,422

     Preference payment           (2,744)       -         -       -    (2,744)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes               (71,002)  10,341   (19,455)  8,740   (92,058)

     Income tax provision         27,270        -         -  (3,377)   23,893
     Minority Interest           (10,324) (10,324)        -       -         -
     Equity in earnings
      (loss) of unconsolidated
      entities                   (18,422)     (17)   19,455       -     1,050
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (72,478)       -         -   5,363   (67,115)

     Discontinued operations,
      net of tax                   5,363        -         -  (5,363)        -
                                 --------------------------------------------

     Net earnings (loss)        $(67,115)      $-        $-      $-  $(67,115)
                                 ============================================

     (a) Depreciation and
         amortization - Real
         Estate Groups          $192,350   $3,575   $25,167     $95  $214,037
     (b) Depreciation and
         amortization - Non-Real
         Estate                    9,940        -    14,765       -    24,705
                                 --------------------------------------------
         Total depreciation
         and amortization       $202,290   $3,575   $39,932     $95  $238,742
                                 ============================================

     (c) Amortization of
         mortgage procurement
         costs - Real Estate
         Groups                   $9,051     $383    $1,330     $11   $10,009
     (d) Amortization of
         mortgage procurement
         costs - Non-Real Estate       -        -       169       -       169
                                 --------------------------------------------
         Total amortization
         of mortgage
         procurement costs        $9,051     $383    $1,499     $11   $10,178
                                 ============================================

                                    Nine Months Ended October 31, 2007
                              ------------------------------------------------

                                                  Plus
                                                  Unconsol- Plus
                               Full               idated    Discon-  Pro-Rata
                               Consol-  Less      Invest-   tinued   Consol-
                               idation  Minority  ments at  Opera-   idation
                               (GAAP)   Interest  Pro-Rata  tions   (Non-GAAP)
                              ------------------------------------------------

     Revenues from real
      estate operations         $889,577  $51,323 $257,228 $25,601 $1,121,083
     Exclude straight-line
      rent adjustment (1)        (16,148)       -        -       -    (16,148)
                                 --------------------------------------------
     Adjusted revenues           873,429   51,323  257,228  25,601  1,104,935

     Operating expenses          547,052   24,087  172,251  19,885    715,101
     Add back non-Real
      Estate depreciation
      and amortization (b)         7,430        -    6,271       -     13,701
     Add back amortization
      of mortgage
      procurement costs for
      non-Real Estate Groups
      (d)                              -        -      105       -        105
     Exclude straight-line
      rent adjustment (2)         (6,860)       -        -       -     (6,860)
     Exclude preference
      payment                     (2,771)       -        -       -     (2,771)
                                 --------------------------------------------
     Adjusted operating
      expenses                   544,851   24,087  178,627  19,885    719,276

     Add interest and other
      income                      52,366    1,862    9,158     751     60,413
     Add equity in earnings
      (loss) of
      unconsolidated
      entities                     2,608      696   (3,112)      -     (1,200)
     Remove gain on
      disposition recorded
      on equity method            (2,106)       -    2,106       -          -
     Add back provision for
      decline in real estate
      of equity method
      rental properties                -        -        -       -          -
     Add back equity method
      depreciation and
      amortization expense
      (see below)                 28,821        -  (28,821)      -          -
                                 --------------------------------------------

     Net Operating Income        410,267   29,794   57,932   6,467    444,872

     Interest expense           (237,748) (11,385) (52,434) (3,904)  (282,701)

     Loss on early
      extinguishment of debt      (8,903)  (1,250)    (464)   (363)    (8,480)

     Equity in earnings
      (loss) of
      unconsolidated
      entities                    (2,608)    (696)   3,112       -      1,200

     Gain on disposition of
      equity method rental
      properties                   2,106        -        -       -      2,106

     Provision for decline
      in real estate of
      equity method
      properties                       -        -        -       -          -

     Equity method
      depreciation and
      amortization expense
      (see above)                (28,821)       -   28,821       -          -

     Gain on disposition of
      rental properties and
      other investments              603        -        - 105,287    105,890

     Preferred return on
      disposition                      -        -   (5,034)      -     (5,034)

     Provision for decline
      in real estate                   -        -        -       -          -

     Depreciation and
      amortization - Real
      Estate Groups (a)         (162,512)  (6,168) (27,273) (1,941)  (185,558)

     Amortization of
      mortgage procurement
      costs - Real Estate
      Groups (c)                  (8,971)    (616)  (1,548)    (80)    (9,983)

     Straight-line rent
      adjustment (1) + (2)         9,288        -        -       -      9,288

     Preference payment           (2,771)       -        -       -     (2,771)
                                 --------------------------------------------

     Earnings (loss) before
      income taxes               (30,070)   9,679    3,112 105,466     68,829

     Income tax provision         12,943        -        - (40,752)   (27,809)
     Minority Interest           (10,375) (10,375)       -       -          -
     Equity in earnings
      (loss) of
      unconsolidated
      entities                     2,608      696   (3,112)      -     (1,200)
                                 --------------------------------------------
     Earnings (loss) from
      continuing operations      (24,894)       -        -  64,714     39,820

     Discontinued
      operations, net of tax      64,714        -        - (64,714)         -
                                 --------------------------------------------

     Net earnings (loss)         $39,820       $-       $-      $-    $39,820
                                 ============================================

     (a) Depreciation and
         amortization - Real
         Estate Groups          $162,512   $6,168  $27,273  $1,941   $185,558
     (b) Depreciation and
         amortization - Non-
         Real Estate               7,430        -    6,271       -     13,701
                                 --------------------------------------------
         Total depreciation
         and amortization       $169,942   $6,168  $33,544  $1,941   $199,259
                                 ============================================

     (c) Amortization of
         mortgage procurement
         costs - Real Estate
         Groups                   $8,971     $616   $1,548     $80     $9,983
     (d) Amortization of
         mortgage procurement
         costs - Non-Real
         Estate                        -        -      105       -        105
                                 --------------------------------------------
         Total amortization
         of mortgage
         procurement costs        $8,971     $616   $1,653     $80    $10,088
                                 ============================================

                  Forest City Enterprises, Inc. and Subsidiaries
                        Supplemental Operating Information

                             Net Operating Income (dollars in thousands)
                        -----------------------------------------------------
                                Three Months Ended October 31, 2008
                        -----------------------------------------------------
                                             Plus Uncon-
                         Full                solidated    Plus      Pro-Rata
                        Consoli-   Less      Invest-     Discon-    Consoli-
                        dation   Minority    ments at    tinued     dation
                        (GAAP)   Interest    Pro-Rata  Operations  (Non-GAAP)
                        -----------------------------------------------------
    Commercial Group
      Retail

        Comparable     $59,484    $2,596      $5,597       $-       $62,485
        -------------------------------------------------------------------
        Total           62,166     3,007       5,657        -        64,816

      Office Buildings

        Comparable      47,540     2,547       2,133        -        47,126
        -------------------------------------------------------------------
        Total           65,028     2,613       2,440        -        64,855

      Hotels

        Comparable       5,442         -           -        -         5,442
        -------------------------------------------------------------------
        Total            4,850        10           -        -         4,840

      Earnings from
       Commercial
       Land Sales        2,535       181           -        -         2,354

      Other  (1)        (7,706)      425        (467)       -        (8,598)
        -------------------------------------------------------------------

    Total Commercial
     Group

        Comparable     112,466     5,143       7,730        -       115,053
        -------------------------------------------------------------------
        Total          126,873     6,236       7,630        -       128,267

    Residential Group
      Apartments

        Comparable      27,520       822       6,643        -        33,341
        -------------------------------------------------------------------
        Total           34,469       763       7,914        -        41,620

      Military Housing

        Comparable (2)       -         -           -        -             -
        -------------------------------------------------------------------
        Total           15,110     3,532      (1,282)       -        10,296

      Other  (1)        (8,571)       55           1        -        (8,625)
        -------------------------------------------------------------------

      Sale of Resi-
       dential
       Development
       Project               -         -           -        -             -
        -------------------------------------------------------------------
    Total Residential
     Group

        Comparable      27,520       822       6,643        -        33,341
        -------------------------------------------------------------------
        Total           41,008     4,350       6,633        -        43,291

    Total Rental
     Properties

        Comparable     139,986     5,965      14,373        -       148,394
        -------------------------------------------------------------------
        Total          167,881    10,586      14,263        -       171,558

    Land Development
     Group (3)         (11,245)   (1,349)         89        -        (9,807)

    The Nets            (9,859)        -       1,904        -        (7,955)

    Corporate
     Activities         (7,691)        -           -        -        (7,691)
        -------------------------------------------------------------------
    Grand Total       $139,086    $9,237     $16,256       $-      $146,105
        -------------------------------------------------------------------

                             Net Operating Income (dollars in thousands)
                        -----------------------------------------------------
                                Three Months Ended October 31, 2007
                        -----------------------------------------------------
                                             Plus Uncon-
                         Full                solidated    Plus      Pro-Rata
                        Consoli-   Less      Invest-     Discon-    Consoli-
                        dation   Minority    ments at    tinued     dation
                        (GAAP)   Interest    Pro-Rata  Operations  (Non-GAAP)
                        -----------------------------------------------------
    Commercial Group
      Retail

        Comparable     $57,313    $2,495      $6,794       $-       $61,612
        -------------------------------------------------------------------
        Total           62,077     3,280       6,505        -        65,302

      Office Buildings

        Comparable      47,580     2,453       1,399        -        46,526
        -------------------------------------------------------------------
        Total           50,159     2,279       1,617        -        49,497

      Hotels

        Comparable       4,508         -         284        -         4,792
        -------------------------------------------------------------------
        Total            4,920        40         490        -         5,370

      Earnings from
       Commercial
       Land Sales        6,038         -           -        -         6,038

      Other  (1)        (2,421)    1,265        (249)       -        (3,935)
        -------------------------------------------------------------------

    Total Commercial
     Group

        Comparable     109,401     4,948       8,477        -       112,930
        -------------------------------------------------------------------
        Total          120,773     6,864       8,363        -       122,272

    Residential Group
     Apartments

        Comparable      26,894       694       7,317        -        33,517
        -------------------------------------------------------------------
        Total           32,988       773       8,114    2,389        42,718

      Military Housing

        Comparable (2)       -         -           -        -             -
        -------------------------------------------------------------------
        Total            8,707        89         533        -         9,151

      Other  (1)        (2,023)        -           1        -        (2,022)
        -------------------------------------------------------------------

      Sale of Resi-
       dential
       Development
       Project           7,740         -           -        -         7,740
        -------------------------------------------------------------------

    Total Residential
     Group

        Comparable      26,894       694       7,317        -        33,517
        -------------------------------------------------------------------
        Total           47,412       862       8,648    2,389        57,587

    Total Rental
     Properties

        Comparable     136,295     5,642      15,794        -       146,447
        -------------------------------------------------------------------
        Total          168,185     7,726      17,011    2,389       179,859

    Land Development
     Group (3)           2,282        63         204        -         2,423

    The Nets            (9,576)        -       1,927        -        (7,649)

    Corporate
     Activities        (11,629)        -           -        -       (11,629)
        -------------------------------------------------------------------
    Grand Total       $149,262    $7,789     $19,142   $2,389      $163,004
        -------------------------------------------------------------------

                                   Net Operating Income (dollars in thousands)
                                                  ----------------------------
                                                           % Change
                                                  ----------------------------
                                                      Full          Pro-Rata
                                                  Consolidation  Consolidation
                                                     (GAAP)        (Non-GAAP)
                                                  ----------------------------
    Commercial Group
      Retail

        Comparable                                  3.8%             1.4%
        -------------------------------------------------------------------
        Total

      Office Buildings

        Comparable                                 (0.1%)            1.3%
        -------------------------------------------------------------------
        Total

      Hotels

        Comparable                                 20.7%            13.6%
        -------------------------------------------------------------------
        Total

      Earnings from Commercial
       Land Sales

      Other  (1)
        -------------------------------------------------------------------

    Total Commercial Group

        Comparable                                  2.8%             1.9%
        -------------------------------------------------------------------
        Total

    Residential Group
      Apartments

        Comparable                                  2.3%            (0.5%)
        -------------------------------------------------------------------
        Total

      Military Housing

        Comparable (2)
        -------------------------------------------------------------------
        Total

      Other  (1)
        -------------------------------------------------------------------

      Sale of Residential
       Development Project
        -------------------------------------------------------------------

    Total Residential Group

        Comparable                                  2.3%            (0.5%)
        -------------------------------------------------------------------
        Total

    Total Rental Properties

        Comparable                                  2.7%             1.3%
        -------------------------------------------------------------------
        Total

    Land Development Group (3)

    The Nets

    Corporate Activities
        -------------------------------------------------------------------
    Grand Total
        -------------------------------------------------------------------

    (1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income. Write-offs of abandoned development projects were $12,500 and $3,765 at both full and pro-rata consolidation for the three months ended October 31, 2008 and 2007, respectively.
    (2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.
    (3) Includes reduction in fair value of the Denver Urban Renewal Authority ("DURA") purchase obligation and fee in 2008.

                  Forest City Enterprises, Inc. and Subsidiaries
                        Supplemental Operating Information

                                  Net Operating Income (dollars in thousands)
                        -----------------------------------------------------
                                      Nine Months Ended October 31, 2008
                        -----------------------------------------------------
                                             Plus Uncon-
                         Full                solidated    Plus      Pro-Rata
                        Consoli-   Less      Invest-     Discon-    Consoli-
                        dation   Minority    ments at    tinued     dation
                        (GAAP)   Interest    Pro-Rata  Operations  (Non-GAAP)
                        -----------------------------------------------------
    Commercial Group
      Retail

        Comparable    $171,194    $7,438     $16,522       $-      $180,278
        -------------------------------------------------------------------
        Total          185,525     9,322      16,075        -       192,278

      Office Buildings

        Comparable     134,636     6,730       6,846        -       134,752
        -------------------------------------------------------------------
        Total          190,296     7,607       7,463        -       190,152

      Hotels

        Comparable      12,208         -         216        -        12,424
        -------------------------------------------------------------------
        Total           13,929       686         216        -        13,459

      Earnings from
       Commercial
       Land Sales        8,412     2,421           -        -         5,991

      Other  (1)       (37,789)     (592)       (922)       -       (38,119)
        -------------------------------------------------------------------

    Total Commercial
     Group

        Comparable     318,038    14,168      23,584        -       327,454
        -------------------------------------------------------------------
        Total          360,373    19,444      22,832        -       363,761

    Residential Group
     Apartments

        Comparable      80,824     2,415      19,896        -        98,305
        -------------------------------------------------------------------
        Total           98,781     2,011      23,482      454       120,706

     Military Housing

        Comparable (2)       -         -           -        -             -
        -------------------------------------------------------------------
        Total           40,729     3,928         778        -        37,579

     Other  (1)        (23,736)      307           -        -       (24,043)
        -------------------------------------------------------------------

     Sale of Resid-
      ential
      Development
      Project                -         -           -        -             -
        -------------------------------------------------------------------

    Total Residential
     Group

        Comparable      80,824     2,415      19,896        -        98,305
        -------------------------------------------------------------------
        Total          115,774     6,246      24,260      454       134,242

    Total Rental
     Properties

        Comparable     398,862    16,583      43,480        -       425,759
        -------------------------------------------------------------------
        Total          476,147    25,690      47,092      454       498,003

    Land Development
     Group(3)           (5,087)     (930)        367        -        (3,790)

    The Nets           (31,880)        -       5,207        -       (26,673)

    Corporate
     Activities        (31,274)        -           -        -       (31,274)
        -------------------------------------------------------------------
    Grand Total       $407,906   $24,760     $52,666     $454      $436,266
        -------------------------------------------------------------------

                           Net Operating Income (dollars in thousands)
                        -----------------------------------------------------
                                 Nine Months Ended October 31, 2007
                        -----------------------------------------------------
                                             Plus Uncon-
                         Full                solidated    Plus      Pro-Rata
                        Consoli-   Less      Invest-     Discon-    Consoli-
                        dation   Minority    ments at    tinued     dation
                        (GAAP)   Interest    Pro-Rata  Operations  (Non-GAAP)
                        -----------------------------------------------------
    Commercial Group
      Retail

        Comparable    $165,336    $7,140     $17,673       $-      $175,869
        -------------------------------------------------------------------
        Total          179,890    10,099      17,729        -       187,520

      Office Buildings

        Comparable     136,283     7,601       4,296        -       132,978
        -------------------------------------------------------------------
        Total          144,693    10,087       4,705        -       139,311

      Hotels

        Comparable      11,934         -         836        -        12,770
        -------------------------------------------------------------------
        Total           13,206       141       1,459        -        14,524

      Earnings from
       Commercial
       Land Sales        8,626       930         (28)       -         7,668

      Other  (1)       (11,644)    4,307        (125)       -       (16,076)
        -------------------------------------------------------------------

    Total Commercial
     Group

        Comparable     313,553    14,741      22,805        -       321,617
        -------------------------------------------------------------------
        Total          334,771    25,564      23,740        -       332,947

    Residential Group
     Apartments

        Comparable      76,477     1,998      22,330        -        96,809
        -------------------------------------------------------------------
        Total           93,141     3,340      30,007    6,467       126,275

      Military Housing

        Comparable (2)       -         -           -        -             -
        -------------------------------------------------------------------
        Total           13,566         -       1,093        -        14,659

      Other  (1)       (11,395)       93           -        -       (11,488)
        -------------------------------------------------------------------

      Sale of Resi-
       dential
       Development
       Project          17,830         -           -        -        17,830
        -------------------------------------------------------------------

    Total Residential
     Group

        Comparable      76,477     1,998      22,330        -        96,809
        -------------------------------------------------------------------
        Total          113,142     3,433      31,100    6,467       147,276

    Total Rental
     Properties

        Comparable     390,030    16,739      45,135        -       418,426
        -------------------------------------------------------------------
        Total          447,913    28,997      54,840    6,467       480,223

    Land Development
     Group (3)          12,378       797         403        -        11,984

    The Nets           (15,053)        -       2,689        -       (12,364)

    Corporate
     Activities        (34,971)        -           -        -       (34,971)
        -------------------------------------------------------------------
    Grand Total       $410,267   $29,794     $57,932   $6,467      $444,872
        -------------------------------------------------------------------

                                   Net Operating Income (dollars in thousands)

                                                  ----------------------------
                                                            % Change
                                                  ----------------------------
                                                      Full          Pro-Rata
                                                  Consolidation  Consolidation
                                                     (GAAP)        (Non-GAAP)
                                                  ----------------------------
    Commercial Group
      Retail

        Comparable                                  3.5%               2.5%
        -------------------------------------------------------------------
        Total

      Office Buildings

        Comparable                                 (1.2%)              1.3%
        -------------------------------------------------------------------
        Total

      Hotels

        Comparable                                  2.3%              (2.7%)
        -------------------------------------------------------------------
        Total

      Earnings from Commercial
       Land Sales

       Other  (1)
        -------------------------------------------------------------------

    Total Commercial Group

         Comparable                                  1.4%               1.8%
        -------------------------------------------------------------------
         Total

    Residential Group
     Apartments

         Comparable                                  5.7%               1.5%
        -------------------------------------------------------------------
         Total

     Military Housing

         Comparable (2)
        -------------------------------------------------------------------
         Total

     Other  (1)
        -------------------------------------------------------------------

     Sale of Residential
      Development Project
        -------------------------------------------------------------------

    Total Residential Group

         Comparable                                  5.7%               1.5%
        -------------------------------------------------------------------
         Total

    Total Rental Properties

         Comparable                                  2.3%               1.8%
        -------------------------------------------------------------------
         Total

    Land Development Group (3)

    The Nets

    Corporate Activities
        -------------------------------------------------------------------

    Grand Total
        -------------------------------------------------------------------


    (1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income. Write-offs of abandoned development projects were $41,452 and $9,419 at full consolidation ($39,206 and $9,419 at pro-rata consolidation) for the nine months ended Octbober 31, 2008 and 2007, respectively.
    (2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.
    (3) Includes reduction in fair value of the DURA purchase obligation and fee in 2008.

    Development Pipeline
    --------------------------------------------------------------------------
    October 31, 2008
    2008 Openings and Acquisitions (10)
                                                              FCE
                                                   Date      Legal    Pro-Rata
                                          Dev (D)  Opened/   Owner-   FCE %(h)
    Property             Location         Acq (A) Acquired  ship %(h)   (1)
    --------------------------------------------------------------------------
    Retail Centers:
    Orchard Town Center  Westminster, CO     D      Q1-08    100.0%    100.0%
    Shops at Wiregrass   Tampa, FL           D      Q3-08     50.0%    100.0%
    White Oak Village    Richmond, VA        D      Q3-08     50.0%    100.0%

    Office:
    818 Mission
     Street (c)          San Francisco, CA   A      Q1-08     50.0%     50.0%
    Johns Hopkins -
     855 North Wolfe
     Street              East Baltimore, MD  D      Q1-08     76.6%     76.6%

    Residential:
    Lucky Strike         Richmond, VA        D      Q1-08    100.0%    100.0%
    Uptown Apartments
     (c) (e)             Oakland, CA         D   Q1-08/Q4-08  50.0%     50.0%
    Mercantile Place
     on Main (e)         Dallas, TX          D   Q1-08/Q4-08 100.0%    100.0%
    Barrington Place (c) Raleigh, NC         A      Q3-08     49.0%     49.0%
    Legacy Arboretum (c) Charlotte, NC       A      Q3-08     49.0%     49.0%


    Total Openings and Acquisitions (d)

    --------------------------------------------------------------------------
    Residential Phased-In Units (c) (e):
    Cobblestone Court    Painesville, OH     D     2006-08    50.0%     50.0%
    Sutton Landing       Brimfield, OH       D     2007-09    50.0%     50.0%
    Stratford Crossing   Wadsworth, OH       D     2007-10    50.0%     50.0%
    Total (g)
    --------------------------------------------------------------------------

                                              Cost at FCE
                           Cost at             Pro-Rata
                            Full      Total     Share
                           Consoli-   Cost      (Non-     Sq. ft./    Gross
                           dation    at 100%   GAAP) (b)  No. of    Leasable
    Property              (GAAP) (a)   (2)     (1) X (2)  Units       Area
    --------------------------------------------------------------------------
                                  (in millions)
                         ----------------------------
    Retail Centers:
    Orchard Town Center    $165.0    $165.0   $ 165.0    980,000   565,000 (f)
    Shops at Wiregrass      150.8     150.8     150.8    642,000   352,000
    White Oak Village        68.2      68.2      68.2    800,000   294,000
                         ---------------------------------------  ---------
                           $384.0    $384.0   $ 384.0  2,422,000 1,211,000
                         -----------------------------==========  =========
    Office:
    818 Mission
     Street (c)              $0.0     $22.0     $11.0     34,000
    Johns Hopkins -
     855 North Wolfe
     Street                 108.2     108.2      82.9    278,000 (i)
                         ---------------------------------------
                           $108.2    $130.2     $93.9    312,000
                         -----------------------------==========
    Residential:
    Lucky Strike            $38.8     $38.8     $38.8        131
    Uptown Apartments
     (c) (e)                  0.0     206.0     103.0        665
    Mercantile Place
     on Main (e)            146.6     146.6     146.6        366 (j)
    Barrington Place (c)      0.0      23.2      11.4        274
    Legacy Arboretum (c)      0.0      22.4      11.0        266
                         ---------------------------------------
                           $185.4    $437.0   $ 310.8      1,702
                         -----------------------------==========

    Total Openings and   ----------------------------
     Acquisitions (d)      $677.6    $951.2   $ 788.7
                         ============================

    Residential
     Phased-In           ---------------------------------------
     Units (c) (e):                       Opened in '08 / Total
                                          ----------------------
    Cobblestone Court        $0.0     $24.6     $12.3     96/304
    Sutton Landing            0.0      15.9       8.0    132/216
    Stratford Crossing        0.0      25.3      12.7    108/348
                         ---------------------------------------
    Total (g)               $ 0.0     $65.8     $33.0    336/868
                         =======================================
    ------------------------------------------------------------
    See Attached Footnotes

    Development Pipeline
    ------------------------------------------------------------------------
    October 31, 2008
    Under Construction (12)
                                                            FCE
                                                Antici-    Legal    Pro-Rata
                                       Dev (D)   pated     Owner-   FCE %(h)
    Property             Location      Acq (A)  Opening   ship %(h)    (1)
    ------------------------------------------------------------------------
    Retail Centers:
    Promenade at
     Temecula
     Expansion         Temecula, CA       D      Q1-09      75.0%    75.0%
    Village at
     Gulfstream (c)    Hallandale, FL     D      Q3-09      50.0%    50.0%
    East River
     Plaza (c) (e)     Manhattan, NY      D   Q4-09/Q1-10   35.0%    50.0%
    Ridge Hill (e)     Yonkers, NY        D   Q1-10/Q3-10   70.0%   100.0%

    Office:
    Mesa Del Sol
     Town Center (c)   Albuquerque, NM    D      Q4-08      47.5%    47.5%
    Mesa Del Sol -
     Fidelity (c) (e)  Albuquerque, NM    D   Q4-08/Q3-09   47.5%    47.5%
    Waterfront Station
     - East 4th & West
     4th Buildings (c) Washington D.C.    D      Q1-10      45.0%    45.0%

    Residential:
    Hamel Mill Lofts
     (formerly
     Haverhill) (e)    Haverhill, MA      D   Q4-08/Q2-09  100.0%   100.0%
    Legacy Crossroads
     (c) (e)           Cary, NC          A/D  Q4-08/Q3-09   50.0%    50.0%
    80 Dekalb
     Avenue (e)        Brooklyn, NY       D   Q3-09/Q1-10   70.0%   100.0%
    Presidio           San Francisco, CA  D      Q2-10     100.0%   100.0%
    Beekman (e)        Manhattan, NY      D    Q2-10/11     49.0%    70.0%


    Total Under
     Construction (k)

    ------------------------------------------------------------------------
    Residential Phased-In
     Units (c) (e):
    Sutton Landing     Brimfield, OH      D     2007-09     50.0%    50.0%
    Stratford Crossing Wadsworth, OH      D     2007-10     50.0%    50.0%
    Total (p)
    ------------------------------------------------------------------------

    Development Pipeline
    ------------------------------------------------------------------------
    October 31, 2008
    Under Construction (12)

                               Cost at             Cost at FCE
                                Full      Total     Pro-Rata
                               Consoli-   Cost     Share (Non-   Sq. ft./
                               dation    at 100%    GAAP) (b)    No. of
        Property              (GAAP) (a)   (2)      (1) X (2)    Units
    ------------------------------------------------------------------------
                                      (in millions)
                              ------------------------------
    Retail Centers:
    Promenade at Temecula
     Expansion                 $106.4     $106.4       $79.8    127,000
    Village at Gulfstream (c)     0.0      200.6       100.3    493,000
    East River Plaza (c) (e)      0.0      407.4       203.7    517,000
    Ridge Hill (e)              670.7      670.7       670.7  1,200,000
                              -----------------------------------------
                               $777.1   $1,385.1    $1,054.5  2,337,000
                              ------------------------------===========
    Office:
    Mesa Del Sol Town
     Center (c)                  $0.0      $18.7        $8.9     74,000 (n)
    Mesa Del Sol -
     Fidelity (c) (e)             0.0       32.4        15.4    210,000
    Waterfront Station -
     East 4th & West
     4th Buildings (c)            0.0      330.2       148.6    628,000 (o)
                              -----------------------------------------
                                 $0.0     $381.3     $ 172.9    912,000
                              ------------------------------===========

    Residential:
    Hamel Mill Lofts
     (formerly Haverhill) (e)   $76.4      $76.4       $76.4        305
    Legacy Crossroads (c) (e)     0.0       41.0        20.5        344
    80 Dekalb Avenue (e)        163.3      163.3       163.3        365
    Presidio                    108.1      108.1       108.1        161
    Beekman (e)                 875.7      875.7       613.0        904
                             ------------------------------------------
                             $1,223.5   $1,264.5     $ 981.3      2,079
                             -------------------------------===========

    Total Under              -------------------------------
     Construction (k)        $2,000.6   $3,030.9    $2,208.7
                             ===============================

    -------------------------------------------------------------------
    Residential Phased-In                          Under Const. / Total
     Units (c) (e):                                --------------------
    Sutton Landing               $0.0      $15.9        $8.0     60/216
    Stratford Crossing            0.0       25.3        12.7    132/348
                             ------------------------------------------
    Total (p)                    $0.0      $41.2       $20.7    192/564
                             ==========================================
    -------------------------------------------------------------------

    Development Pipeline
    ------------------------------------------------------------------------
    October 31, 2008
    Under Construction (12)                           Gross
                                                    Leasable         Lease
    Property                                          Area        Commitment %
    ------------------------------------------------------------------------

    Retail Centers:
    Promenade at Temecula Expansion                  127,000           63%
    Village at Gulfstream (c)                        493,000 (l)       49%
    East River Plaza (c) (e)                         517,000           70%
    Ridge Hill (e)                                 1,200,000 (m)       15%
                                                   ---------
                                                   2,337,000
                                                   =========

    Office:
    Mesa Del Sol Town Center (c)                                        24%
    Mesa Del Sol - Fidelity (c) (e)                                    100%
    Waterfront Station - East 4th
     & West 4th Buildings (c)                                           98%


    Residential:
    Hamel Mill Lofts (formerly Haverhill) (e)
    Legacy Crossroads (c) (e)
    80 Dekalb Avenue (e)
    Presidio
    Beekman (e)


    Total Under Construction (k)

    ------------------------------------------------------------------------
    Residential Phased-In Units (c) (e):
    Sutton Landing
    Stratford Crossing
    Total (p)
    ------------------------------------------------------------------------
    See Attached Footnotes

    Military Housing - see Footnote q

    Development Pipeline
    ------------------------------------------------------------------------
    2008 FOOTNOTES
    --------------
    (a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
    (b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
    (c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
    (d) The difference between the full consolidation cost amount (GAAP) of $677.6 million to the Company's pro-rata share (a non-GAAP measure) of $788.7 million consists of a reduction to full consolidation for minority interest of $25.3 million of cost and the addition of its share of cost for unconsolidated investments of $136.4 million.
    (e) Phased-in openings. Costs are representative of the total project.
    (f) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.
    (g) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $33.0 million consists of the Company's share of cost for unconsolidated investments of $33.0 million.
    (h) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
    (i) Includes 22,000 square feet of retail space.
    (j) Includes 18,000 square feet of retail space.
    (k) The difference between the full consolidation cost amount (GAAP) of $2,000.6 million to the Company's pro-rata share (a non-GAAP measure) of $2,208.7 million consists of a reduction to full consolidation for minority interest of $289.3 million of cost and the addition of its share of cost for unconsolidated investments of $497.4 million.
    (l) Includes 86,000 square feet of office space.
    (m) Includes 156,000 square feet of office space.
    (n) Includes 22,000 square feet of retail space.
    (o) Includes 85,000 square feet of retail space.
    (p) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $20.7 million consists of the Company's share of cost for unconsolidated investments of $20.7 million.
    (q) Below is a summary of our equity method investments for Military Housing Development projects. The Company provides services for these projects including development, construction, and management and receives agreed upon fees for these services. (See the Net Operating Income table in this release for net fee revenue included in NOI.)

                                                   Cost at
                                             FCE     Full
                                             Pro-  Consoli-  Total  Sq.ft./
                                Anticipated  Rata  dation    Cost    No. of
    Property         Location     Opening    % (h)   (a)    at 100%   Units
    -----------------------------------------------------------------------
                                                     (in millions)
                                                    --------------
    Military Housing:
     - Openings (1)
    Ohana Military
     Communities,
     Hawaii
     Increment I  Honolulu, HI   2005-Q2-08  *    $0.0    $316.5    1,952
                                                  -----------------------
    Military
     Housing
     Under
     Constr-
     uction (7)
    Midwest
     Millington   Memphis,TN      2008-2009  *     0.0      38.1      318
    Navy Midwest  Chicago, IL     2006-2009  *     0.0     264.7    1,658

    Air Force     Colorado
     Academy      Springs, CO     2007-2009 50.0%  0.0      82.5      427
    Marines,
     Hawaii
     Increment II Honolulu, HI    2007-2010  *     0.0     338.8    1,175
    Navy, Hawaii
     Increment
     III          Honolulu, HI    2007-2010  *     0.0     614.6    2,519
    Pacific
     Northwest
     Communities  Seattle,WA      2007-2010  *     0.0     264.5    2,986
    Hawaii Phase
     IV           Kaneohe,HI      2007-2014  *     0.0     257.9      917
                                                  -----------------------
    Total Under
     Construction                                  0.0   1,861.1   10,000
                                                  -----------------------

    Total Military
    Housing  (8)                                  $0.0  $2,177.6   11,952
                                                  =======================

       * The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

    Development Pipeline
    October 31, 2008
    Equity Requirements for Projects Under Construction
                                                         Less
                                                    Unconsolidated    Full
                                                     Investments Consolidation
                                                100%    at 100%      (GAAP)
                                           -----------------------------------
                                                    (dollars in millions)

    Total Under Construction                $3,031.0    $1,030.4    $2,000.6
    Total Loan Draws and
     Other Sources at Completion (1)         2,355.6       709.3     1,646.3
                                           -----------------------------------
    Net Equity at Completion                   675.4       321.1       354.3


    Net Costs Incurred to Date               1,425.7       606.0       819.7
    Loan Draws to Date                         775.0       262.1       512.9
                                           -----------------------------------
    Net Equity to Date                         650.7       343.9       306.8
      % of Total Equity                          96%                     87%

    Remaining Costs                          1,605.3       424.4     1,180.9
    Remaining Loan Draws and Other
     Sources (2)                             1,580.6       447.2     1,133.4
                                           -----------------------------------
    Remaining Equity                           $24.7      $(22.8)      $47.5
      % of Total Equity                           4%                     13%



                                                          Plus
                                                        Unconsol-  Pro-Rata
                                               Less      idated    Consolid-
                                             Minority  Investments   ation
                                             Interest  at Pro-Rata (Non-GAAP)
                                           -----------------------------------
                                                  (dollars in millions)

    Total Under Construction                  $289.3     $497.4     $2,208.7
    Total Loan Draws and Other Sources at
     Completion (1)                            225.5      353.5      1,774.3
                                           -----------------------------------
    Net Equity at Completion                    63.8      143.9        434.4


    Net Costs Incurred to Date                 118.8      295.9        996.8
    Loan Draws to Date                          62.0      130.5        581.4
                                           -----------------------------------
    Net Equity to Date                          56.8      165.4        415.4
       % of Total Equity                                                 95%

    Remaining Costs                            170.6      201.5      1,211.8
    Remaining Loan Draws and Other Sources
     (2)                                       163.5      223.1      1,193.0
                                           -----------------------------------
    Remaining Equity                            $7.1     $(21.6)       $18.8
       % of Total Equity                                                  4%


      (1) "Other Sources" includes third party subsidies, tax credit proceeds and outlot land sales.
      (2) Four of the loan commitments require specific leasing hurdles to be achieved prior to drawing the final amount of the loan. The Company estimates that approximately $145.0 million and $151.0 million, at full and pro-rata consolidation, respectively, of loan commitments could be at risk should these leasing hurdles not be achieved.